Exhibit 99.3

WMG ACQUISITION CORP.
OFFER TO EXCHANGE
ALL OUTSTANDING PRIVATELY PLACED 7 3/8% SENIOR SUBORDINATED NOTES DUE 2014
FOR AN EQUAL AMOUNT OF ITS 7 3/8% SENIOR SUBORDINATED NOTES DUE 2014
WHICH HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED

                             , 2005

To Brokers, Dealers, Commercial Banks,
Trust Companies and other Nominees:

        As described in the enclosed Prospectus, dated                             , 2005 (as the same may be amended or supplemented from time to time, the "Prospectus"), and Letter of Transmittal for the Dollar Notes (the "Dollar Notes Letter of Transmittal"), WMG Acquisition Corp. (the "Company") and certain subsidiaries of the Company (the "Guarantors") are offering to exchange (the "Dollar Notes Exchange Offer") its 7 3/8% Senior Subordinated Notes due 2014 which have been registered under the Securities Act of 1933, as amended (the "Securities Act") (the "Dollar Exchange Notes") for each of its outstanding 7 3/8% Senior Subordinated Notes due 2014 (the "Dollar Outstanding Notes" and, together with the Dollar Exchange Notes, the "Dollar Notes") upon the terms and subject to the conditions of the enclosed Prospectus and related Dollar Notes Letter of Transmittal. The terms of the Dollar Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Dollar Outstanding Notes for which they may be exchanged pursuant to the Dollar Notes Exchange Offer, except that the Dollar Exchange Notes are freely transferable by holders thereof. The Dollar Outstanding Notes are unconditionally guaranteed (the "Old Guarantees") by the Guarantors, and the Dollar Exchange Notes will be unconditionally guaranteed (the "New Guarantees") by the Guarantors. Upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Dollar Exchange Notes issued in the Dollar Exchange Offer in exchange for the Old Guarantees of the Dollar Outstanding Notes for which such Dollar Exchange Notes are issued in the Dollar Notes Exchange Offer. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the "Dollar Notes Exchange Offer" include the Guarantors' offer to exchange the New Guarantees for the Old Guarantees, references to the "Dollar Exchange Notes" include the related New Guarantees and references to the "Dollar Outstanding Notes" include the related Old Guarantees. The Company will accept for exchange any and all Dollar Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal for the Dollar Outstanding Note. Consummation of the Dollar Notes Exchange Offer is subject to certain conditions described in the Prospectus.

        WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD DOLLAR OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE DOLLAR NOTES EXCHANGE OFFER TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

        Enclosed are copies of the following documents:

  1.
  The Prospectus;

  2.
  The Dollar Notes Letter of Transmittal for your use in connection with the tender of Dollar Outstanding Notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding);

  3.
  A form of Notice of Guaranteed Delivery for the Dollar Notes; and

  4.
  A form of letter, including a Letter of Instructions, which you may use to correspond with your clients for whose accounts you hold Dollar Outstanding Notes held registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions regarding the Dollar Notes Exchange Offer.

        Your prompt action is requested. Please note that the Dollar Notes Exchange Offer will expire at 12:00 a.m. midnight, New York City time, on                        , 2005 (the "Expiration Date"), unless the Company otherwise extends the Dollar Notes Exchange Offer.

        To participate in the Dollar Exchange Offer, certificates for Dollar Outstanding Notes, together with a duly executed and properly completed Dollar Notes Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Dollar Outstanding Notes into the account of Wells Fargo Bank, National Association (the "Exchange Agent"), at the book-entry transfer facility, with any required signature guarantees, and any other required documents, must be received by the Exchange Agent by the Expiration Date as indicated in the Prospectus and the Dollar Notes Letter of Transmittal.

        The Company will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Dollar Outstanding Notes pursuant to the Dollar Notes Exchange Offer. However, the Company will pay or cause to be paid any transfer taxes, if any, applicable to the tender of the Dollar Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and Dollar Notes Letter of Transmittal.

        If holders of the Dollar Outstanding Notes wish to tender, but it is impracticable for them to forward their Dollar Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Dollar Notes Letter of Transmittal.

        Any inquiries you may have with respect to the Dollar Exchange Offer should be addressed to the Exchange Agent its address and telephone number set forth in the enclosed Prospectus and Dollar Notes Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

Very truly yours,
WMG ACQUISITION CORP.

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE DOLLAR EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.